Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1) Registration Statements (Form S-8 No. 333-36957 and Form S-8 No. 333-50056) pertaining to the 1996 Stock Option Plan of Triumph Group, Inc.;

2) Registration Statements (Form S-8 No. 333-81665 and Form S-8 No. 333-134861) pertaining to the Amended and Restated Directors’ Stock Incentive Plan of Triumph Group, Inc.;

3) Registration Statement (Form S-8 No. 333-125888) pertaining to the 2004 Stock Incentive Plan of Triumph Group, Inc.; and

4) Registration Statement (Form S-3 No. 333-139323) pertaining to the resale of the Triumph Group, Inc. 2.625% Convertible Senior Notes Due 2026 and the shares of Triumph Group, Inc. Common Stock issuable upon conversion, of our reports dated March 25, 2010, with respect to the consolidated financial statements of Vought Aircraft Industries, Inc. incorporated by reference in this Form 8-K filed as a result of the entry into a material definitive agreement related to the 8.625% Senior Notes due 2018 and the acquisition of Vought Aircraft Industries, Inc.

/s/ Ernst & Young LLP

Dallas, TX

June 21, 2010